UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2015

ALON USA PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35742 (Commission File Number)	46-0810241 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On May 14, 2015, Delek US Holdings, Inc. (“Delek”) announced that it has completed the acquisition of approximately 33.7 million shares, or approximately 48 percent of the outstanding shares, of Alon USA Energy, Inc. common stock from Alon Israel Oil Company, Ltd.  In connection with the closing of this transaction Messrs. Amit Ben Itzhak, Boaz Biran, Shraga Biran and Mordehay Ventura each submitted their resignation from the board of directors of the general partner of Alon USA Partners, LP (the “Partnership”).  The Partnership wishes to express its thanks to Messrs. Ben Itzhak, B. Biran, S. Biran and Ventura for their service to the Partnership.

Director Grants
On May 10, 2015, the Partnership granted 1,163 restricted Common Units to each of Ella Gera, Eitan Raff, and Sheldon Stein, each an independent director of the general partner of the Partnership, pursuant to the Alon USA Partners, LP 2012 Long-Term Incentive Plan.  The units vest in equal installments on the first, second and third anniversaries of the date of grant.  These awards are evidenced by agreements in the form adopted by the Partnership for the purpose of evidencing grants of this type, which form was attached as Exhibit 10.7 to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on November 26, 2012, and is incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Partners, LP
		By:	Alon USA Partners GP, LLC
its general partner

Date:	May 15, 2015	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary